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                                                                     EXHIBIT 3.4


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       PLAINS ALL AMERICAN PIPELINE, L.P.

     The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is PLAINS ALL AMERICAN PIPELINE, L.P. (the "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

             Name and Address
            of Registered Agent          Address of Registered Office
      -------------------------------   -------------------------------
      Corporation Service Company       1013 Centre Road
      1013 Centre Road                  Wilmington, Delaware 19805-1297
      Wilmington, Delaware 19805-1297


     3. The name and business address of the General Partner is as follows:

           General Partner                         Address
      -------------------------          -----------------------------
      Plains All American, Inc.          500 Dallas, Suite 700
                                         Houston, Texas 77002


     WHEREFORE, the undersigned has executed this Certificate as of the 16th day of September, 1998.

                              PLAINS ALL AMERICAN, INC.,
                                    as General Partner

                              By:  /s/ Michael R. Patterson
                                 -----------------------------
                              Name:  Michael R. Patterson
                                    --------------------------
                              Title: Vice President
                                     -------------------------